EXHIBIT 99.1

FOR RELEASE: Thursday, January 24, 2019 at 4:30 PM (Eastern)

HOME FEDERAL BANCORP, INC. OF LOUISIANA REPORTS RESULTS OF OPERATIONS FOR
THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2018

Shreveport, Louisiana – January 24, 2019 – Home Federal Bancorp, Inc. of Louisiana (the “Company”) (Nasdaq: HFBL), the holding company of Home Federal Bank, reported net income for the three months ended December 31, 2018 of $1.2 million compared to net income of $361,000 reported for the three months ended December 31, 2017. The Company’s basic and diluted earnings per share were $0.66 and $0.62, respectively, for the three months ended December 31, 2018 compared to basic and diluted earnings per share of $0.20 and $0.19, respectively, for the three months ended December 31, 2017. The Company reported net income of $2.4 million for the six months ended December 31, 2018, compared to $1.4 million for the six months ended December 31, 2017. The Company’s basic and diluted earnings per share were $1.34 and $1.25, respectively, for the six months ended December 31, 2018 compared to $0.76 and $0.72, respectively, for the six months ended December 31, 2017. The increase in net income for the three and six month periods ended December 31, 2018 as compared to the same periods in the prior year reflected primarily the effect of the one-time non-cash charge in the quarter ended December 31, 2017 related to the re-measurement of the Company's deferred tax assets arising from the lower U.S. corporate tax rate provided for by the Tax Cuts and Jobs Act (the “Tax Act”) enacted in December 2017. The non-recurring deferred tax adjustment was $642,000 for the three and six months ended December 31, 2017, representing $0.34 diluted earnings per share.

The increase in net income for the three months ended December 31, 2018 resulted primarily from a decrease of $749,000, or 67.4%, in provision for income taxes, a $190,000, or 5.1%, increase in net interest income, a decrease of $33,000, or 1.2%, in non-interest expense, along with a decrease of $100,000, or 50.0%, in provision for loan losses, partially offset by a decrease of $258,000, or 37.0%, in non-interest income.  The decrease in the provision for income taxes was primarily due to the Tax Act signed into law on December 22, 2017 which reduced the Company’s effective tax rate for the three months ended December 31, 2018 and the $642,0000 re-measurement charge of the Company’s net deferred tax asset during the prior year quarterly period.  The increase in net interest income for the three months ended December 31, 2018 was primarily due to a $409,000, or 8.9%, increase in total interest income, primarily due to an increase in the average rate of loans receivable, partially offset by an increase of $219,000, or 25.6%, in interest expense.  The Company’s average interest rate spread was 3.58% for the three months ended December 31, 2018 compared to 3.54% for the three months ended December 31, 2017. The Company’s net interest margin was 3.86% for the three months ended December 31, 2018 compared to 3.76% for the three months ended December 31, 2017. The increase in net interest margin on a comparative quarterly basis was primarily the result of an increase of 33 basis points in average yield on average balances of loans receivable for the three months ended December 31, 2018 compared to the prior quarterly period.

The increase in net income for the six months ended December 31, 2018 resulted primarily from a decrease of $1.0 million, or 59.8%, in the provision for income taxes, a $336,000, or 4.5%, increase in net interest income, a decrease of $150,000, or 30.0%, in provision for loan losses, and a decrease of $88,000, or 1.6%, in non-interest expense partially offset by a decrease of $557,000, or 33.5%, in non-interest income.  As was the case for the three months ended December 31, 2018, the decrease in the provision for income taxes for the six months ended December 31, 2018 over the same prior year period was primarily due to the reduction in the Company’s effective tax rate combined with the $642,000 re-measurement charge of the Company’s net deferred tax asset as a result of the Tax Act during the six months ended December 31, 2017. The increase in net interest income for the six month period was primarily due to a $702.000, or 7.6%, increase in total interest income, partially offset by a $366,000, or 21.4%, increase in interest expense on borrowings and deposits. The Company’s average interest rate spread was 3.58% for the six months ended December 31, 2018 compared to 3.53% for the six months ended December 31, 2017. The Company’s net interest margin was 3.86% for the six months ended December 31, 2018 compared to 3.75% for the six months ended December 31, 2017.  The increase in the average interest rate spread is attributable primarily to an increase of 33 basis points in average yield on average balances of loans receivable.

The following tables set forth the Company’s average balances and average yields earned and rates paid on its interest-earning assets and interest-bearing liabilities for the periods indicated.

	For the Three Months Ended December 31,
	2018		2017
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$327,893	5.53%	$326,397	5.20%
Investment securities	58,704	2.25	58,740	1.89
Interest-earning deposits	16,526	2.26	8,211	1.30
Total interest-earning assets	$403,123	4.92%	$393,348	4.63%

Interest-bearing liabilities:
Savings accounts	$35,685	0.53%	$37,317	0.53%
NOW accounts	30,172	0.54	34,664	0.47
Money market accounts	70,292	0.95	41,836	0.39
Certificates of deposit	177,615	1.73	168,085	1.43
Total interest-bearing deposits	313,764	1.30	281,902	1.04
Other bank borrowings	206	3.85	126	3.15
FHLB advances	5,334	3.12	30,408	1.53
Total interest-bearing liabilities	$319,304	1.34%	$312,436	1.09%

	For the Six Months Ended December 31,
	2018		2017
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$326,807	5.50%	$326,128	5.21%
Investment securities	58,179	2.20	59,647	1.83
Interest-earning deposits	16,374	2.11	9,895	1.30
Total interest-earning assets	$401,360	4.88%	$395,670	4.60%

Interest-bearing liabilities:
Savings accounts	$35,890	0.54%	$36,536	0.53%
NOW accounts	31,626	0.52	35,472	0.48
Money market accounts	70,294	0.90	41,659	0.38
Certificates of deposit	172,252	1.68	166,288	1.41
Total interest-bearing deposits	310,062	1.25	279,955	1.02
Other bank borrowings	202	3.93	62	3.20
FHLB advances	7,924	2.75	36,634	1.41
Total interest-bearing liabilities	$318,188	1.29%	$316,651	1.07%

The $258,000 decrease in non-interest income for the three months ended December 31, 2018, compared to the prior year quarterly period, was primarily due to an increase of $229,000 in loss on sale of real estate, and a $56,000 decrease in gain on sale of mortgage loans, partially offset by an increase of $17,000 in service charges on deposit accounts, and a $10,000 increase in other income. The $557,000 decrease in non-interest income for the six months ended December 31, 2018 compared to the prior year six month period was primarily due to a decrease of $269,000 in gain on sale of loans, an increase of $227,000 in loss on sale of real estate, a decrease of $95,000 in gain on sale of securities, and a $1,000 decrease in income from bank owned life insurance, partially offset by a $28,000 increase in service charges on deposit accounts, and a $7,000 increase in other non-interest income. The Company sells most of its long term fixed rate residential mortgage loan originations primarily in order to manage interest rate risk. The decrease in gain on sale of loans reflects a reduced emphasis on the Company’s mortgage banking operations in recent periods and fewer loans originated for sale.

The $33,000 decrease in non-interest expense for the three months ended December 31, 2018, compared to the same period in 2017, is primarily attributable to decreases of $34,000 in compensation and benefits expense, $32,000 in occupancy and equipment expense, $18,000 in data processing expense, $18,000 in deposit insurance premiums, $9,000 in loan and collection expense, $6,000 in franchise and bank shares tax expense, and $4,000 in audit and examination fees.  The decreases were partially offset by increases of $54,000 in advertising expenses, $19,000 in other expense, and $15,000 in legal fees. The $88,000 decrease in non-interest expense for the six months ended December 31, 2018, compared to the same six month period in 2017, is primarily attributable to decreases of $133,000 in compensation and benefits expense, $35,000 in data processing expense, $27,000 in loan and collection expense, $22,000 in occupancy and equipment expense, $16,000 deposit insurance premiums, $7,000 in other non-interest expenses, and $4,000 in franchise and bank shares tax expense, partially offset by increases of $75,000 in real estate owned valuation expense, $72,000 in advertising expenses, $8,000 in legal fees, and $1,000 in audit and examination fees.

At December 31, 2018, the Company reported total assets of $425.5 million, an increase of $3.9 million, or 0.9%, compared to total assets of $421.6 million at June 30, 2018. The increase in assets was comprised primarily of increases in investment securities of $6.9 million, or 11.9%, from $58.2 million at June 30, 2018 to $65.1 million at December 31, 2018, loans receivable of $4.6 million, or 1.4%, from $317.5 million at June 30, 2018 to $322.1 million at December 31, 2018, premises and equipment of $917,000, or 7.5%, from $12.2 million at June 30, 2018 to $13.2 million at December 31, 2018, and accrued interest receivable of $18,000, or 1.6%, from $1.1 million at June 30, 2018 to $1.2 million at December 31, 2018.  These increases were partially offset by decreases in cash and cash equivalents of $5.0 million, or 31.5%, from $15.9 million at June 30, 2018 to $10.9 million at December 31, 2018, loans held-for-sale of $2.9 million, or 42.9%, from $6.8 million at June 30, 2018 to $3.9 million at December 31, 2018, real estate owned of $430,000, or 36.5%, from $1.2 million at June 30, 2018 to $747,000 at December 31, 2018, other assets of $183,000, or 2.4%, from $7.6 million at June 30, 2018 to $7.5 million at December 31, 2018, and deferred tax asset of $21,000, or 1.9%, from $1.1 million at June 30, 2018 to $1.0 million at December 31, 2018.  The increase in investment securities was primarily due to the purchase of $12.5 million of mortgage-backed securities offset by $5.8 million of principal repayments on mortgage-backed securities.  The decrease in loans held-for-sale resulted primarily from a decrease in loans originated for sale during the six months ended December 31, 2018.  The decrease in real estate owned was due to the sale of eleven one-to-four family residences during the six months ended December 31, 2018.

Total liabilities increased $2.3 million, or 0.6%, from $374.6 million at June 30, 2018 to $376.9 million at December 31, 2018 primarily due to an increase in total deposits of $13.1 million, or 3.6%, to $373.4 million at December 31, 2018 compared to $360.3 million at June 30, 2018, and an increase in other borrowings of $150,000, or 50.0%, from $300,000 at June 30, 2018 to $450,000 at December 31, 2018, partially offset by a decrease of $10.1 million, or 87.1%, in advances from the Federal Home Loan Bank from $11.6 million at June 30, 2018 to $1.5 million at December 31, 2018, and a decrease in other liabilities of $839,000, or 34.7%,  from $2.4 million at June 30, 2018 to $1.6 million at December 31, 2018.  The increase in deposits was primarily due to a $19.7 million, or 12.2%, increase in certificates of deposit from $161.3 million at June 30, 2018 to $181.0 million at December 31, 2018, a $630,000, or 1.1%, increase in non-interest bearing deposits from $58.0 million at June 30, 2018 to $58.6 million at December 31, 2018, and a $395,000, or 0.6%, increase in money market deposits from $70.2 million at June 30, 2018 to $70.6 million at December 31, 2018,  partially offset by a decrease of $6.3 million, or 18.2%, in NOW accounts from $34.6 million at June 30, 2018 to $28.3 million at December 31, 2018, and a decrease in savings deposits of $1.3 million, or 3.6%, from $36.2 million at June 30, 2018 to $34.9 million at December 31, 2018. The Company had $8.7 million in brokered deposits at June 30, 2018 and $11.1 million at December 31, 2018. The brokered certificates of deposit which have maturity dates greater than twelve months are callable by Home Federal Bank after twelve months pursuant to early redemption provisions.  The decrease in advances from the Federal Home Loan Bank was primarily due to growth in total deposits which replaced advances as a source of funds.

At December 31, 2018, the Company had $1.4 million of non-performing assets (defined as non-accruing loans, accruing loans 90 days or more past due, and other real estate owned) compared to $3.0 million of non-performing assets at June 30, 2018, consisting of one commercial business loan, five single-family residential loans, one line of credit loan, one residential lot in other real estate owned, and one single family residential loan in other real estate owned at December 31, 2018, compared to nine single-family residential loans, three line of credit loans, one commercial business loan, one residential lot in other real estate owned, and two single-family residential loans in other real estate owned at June 30, 2018. At December 31, 2018, the Company had four single family residential loans, one commercial business loan, and five loans to one borrower consisting of two commercial real estate loans, two non-real estate loans, and one single family residential loan classified as substandard compared to eight single family residential loans, two line of credit loans, one commercial business loan, and five loans to one borrower consisting of two commercial real estate loans, two non-real estate loans, and one single family residential loan classified as substandard at June 30, 2018. There were no loans classified as doubtful at December 31, 2018 or June 30, 2018.

Shareholders’ equity increased $1.6 million, or 3.4%, to $48.6 million at December 31, 2018 from $47.0 million at June 30, 2018.  The primary reasons for the changes in shareholders’ equity from June 30, 2018 were net income of $2.4 million, the increase in the Company’s accumulated other comprehensive income of $163,000, the vesting of restricted stock awards, stock options, and the release of employee stock ownership plan shares totaling $412,000, and proceeds from the issuance of common stock from the exercise of stock options of $198,000. These increases in shareholders’ equity were partially offset by acquisition of Company stock of $1.0 million, and dividends paid totaling $529,000.

The Company repurchased 30,123 shares of its common stock under its stock repurchase program during the six months ended December 31, 2018 at an average price per share of $32.96. On October 12, 2016, the Company announced that its Board of Directors approved a seventh stock repurchase program for the repurchase of up to 97,000 shares and on December 12, 2018, the Company announced that its Board of Directors approved an eighth stock repurchase program for the repurchase of up to 95,000 shares. As of December 31, 2018, there were an aggregate of 100,066 shares remaining for repurchase under the seventh and eighth stock repurchase programs.

Home Federal Bancorp, Inc. of Louisiana is the holding company for Home Federal Bank which conducts business from its six full-service banking offices and home office in northwest Louisiana.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe”, “expect”, “anticipate”, “estimate”, and “intend”, or future or conditional verbs such as “will”, “would”, “should”, “could”, or “may”.  We undertake no obligation to update any forward-looking statements.

Home Federal Bancorp, Inc. of Louisiana
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In thousands)

	December 31, 2018	June 30, 2018
	(Unaudited)
ASSETS

Cash and cash equivalents	$10,874	$15,867
Securities available-for-sale at fair value	38,638	29,324
Securities held-to-maturity (fair value December 31, 2018: $25,751; June 30, 2018: $27,818)	26,510	28,888
Loans held-for-sale	3,858	6,762
Loans receivable, net of allowance for loan losses (December 31, 2018: $3,479; June 30, 2018: $3,425)	322,072	317,493
Accrued Interest Receivable	1,164	1,146
Premises and equipment, net	13,160	12,243
Deferred tax asset	1,081	1,102
Real estate owned	747	1,177
Other assets	7,465	7,648

Total assets	$425,569	$421,650

LIABILITIES AND SHAREHOLDERS’ EQUITY

Deposits	$373,407	$360,260
Advances from the Federal Home Loan Bank of Dallas	1,497	11,637
Other Borrowings	450	300
Other liabilities	1,577	2,416

Total liabilities	376,931	374,613

Shareholders’ equity	48,638	47,037

Total liabilities and shareholders’ equity	$425,569	$421,650

Home Federal Bancorp, Inc. of Louisiana CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share data)
(Unaudited)
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Interest income
Loans, including fees	$4,569	$4,280	$9,063	$8,564
Investment securities	15	12	29	23
Mortgage-backed securities	318	268	616	528
Other interest-earning assets	94	27	174	65
Total interest income	4,996	4,587	9,882	9,180
Interest expense
Deposits	1,030	738	1,959	1,445
Federal Home Loan Bank borrowings	42	117	110	261
Other bank borrowings	3	1	4	1
Total interest expense	1,075	856	2,073	1,707
Net interest income	3,921	3,731	7,809	7,473

Provision for loan losses	100	200	350	500
Net interest income after provision for loan losses	3,821	3,531	7,459	6,973

Non-interest income
Gain on sale of loans	374	430	766	1,035
Loss on sale of real estate and fixed assets	(230)	(1)	(228)	(1)
Gain on sale of securities	--	--	--	95
Income on Bank-Owned Life Insurance	35	35	70	71
Service charges on deposit accounts	238	221	465	437
Other income	22	12	35	28

Total non-interest income	439	697	1,108	1,665

Non-interest expense
Compensation and benefits	1,547	1,581	3,163	3,296
Occupancy and equipment	329	361	649	671
Data processing	147	165	297	332
Audit and examination fees	73	77	127	126
Franchise and bank shares tax	97	103	197	201
Advertising	84	30	142	70
Legal fees	158	143	297	289
Loan and collection	64	73	126	153
Real estate owned valuation adjustment	--	--	75	--
Deposit insurance premium	22	40	52	68
Other expenses	201	182	373	380

Total non-interest expense	2,722	2,755	5,498	5,586

Income before income taxes	1,538	1,473	3,069	3,052
Provision for income tax expense	363	1,112	677	1,683

NET INCOME	$1,175	$361	$2,393	$1,369

EARNINGS PER SHARE

Basic	$0.66	$0.20	$1.34	$0.76
Diluted	$0.62	$0.19	$1.25	$0.72

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2018	2017	2018	2017

Selected Operating Ratios(1):
Average interest rate spread	3.58%	3.54%	3.59%	3.53%
Net interest margin	3.86%	3.76%	3.86%	3.75%
Return on average assets	1.08%	0.34%	1.11%	0.64%
Return on average equity	9.63%	3.05%	10.02%	5.80%

Asset Quality Ratios(2):
Non-performing assets as a percent of total assets	0.33%	0.77%	0.33%	0.77%
Allowance for loan losses as a percent of non-performing loans	518.98%	129.15%	518.98%	129.15%
Allowance for loan losses as a percent of total loans receivable	1.06%	1.07%	1.06%	1.07%

Per Share Data:
Shares outstanding at period end	1,881,735	1,911,035	1,881,735	1,911,035
Weighted average shares outstanding:
Basic	1,776,170	1,800,847	1,781,503	1,806,771
Diluted	1,902,060	1,900,754	1,912,679	1,899,925
Tangible book value at period end	$25.85	$24.04	$25.85	$24.04
_________________________
(1) Ratios for the three and six month periods are annualized.
(2) Asset quality ratios are end of period ratios.

CONTACT:	James R. Barlow President and Chief Executive Officer (318) 222-1145